Exhibit 10.22

AMENDMENT NO. 2

TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AGREEMENT (this “Amendment”) is entered into this 19th day of April, 2010, by and between CHEMOCENTRYX, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A.     Borrower and Bank have entered into that certain Loan and Security Agreement dated as of February 20, 2007 (as the same may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B.     Borrower desires that Bank amend the Loan Agreement to add a new equipment facility upon the terms and conditions more fully set forth herein.

C.     Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.       AMENDMENTS TO LOAN AGREEMENT.

1.1       Section 2 of the Loan Agreement.   Section 2 of the Loan Agreement is amended to add the following new section 2.1.2:

“2.1.2  Equipment Facility B.

(a)        Equipment B Advances.   Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, during Draw Period B, equipment advances (each an “Equipment B Advance” and collectively the “Equipment B Advances”) in an aggregate amount not to exceed Equipment Line B. The proceeds of the Equipment B Advances shall be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) (other than the initial Equipment B Advance of $1,000,000, which shall not be subject to such 90 day lookback) of the Equipment B Advance and to purchase Eligible Equipment; provided however, the initial Equipment B Advance of $1,000,000 funded on the Second Amendment Effective Date (the “Initial Equipment B Advance”) shall not require invoice documentation. Other than the Initial Equipment B Advance, no Equipment B Advance may exceed 100% of the total invoice for Eligible Equipment. Unless otherwise agreed to by Bank, not more than 35% of the proceeds of the $3,000,000 of Equipment Line B remaining after the Initial Equipment B Advance shall be used to finance Other Equipment. Each Equipment B Advance must be in an amount equal to at least $100,000. Borrower may not request more than twelve (12) Equipment B Advances hereunder. After repayment, no Equipment B Advance may be reborrowed.

(b)        Repayment. Borrower shall repay each Equipment B Advance pursuant to the terms set forth in its corresponding Loan Supplement. For each Equipment B Advance, Borrower shall make equal monthly payments of principal and interest, in advance, calculated by Bank based upon (i) the amount of the Equipment B Advance, (ii) the Basic Rate (which shall be fixed at the time of each Funding Date), and (iii) an amortization schedule equal to the Repayment Period, beginning on the first day of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first day of the month) with respect to such Equipment B Advance and continuing thereafter during the Repayment Period on each Payment Date. All outstanding principal and accrued and unpaid interest is due and payable in full on the last Payment Date with respect to such Equipment B Advance. An Equipment B Advance may only be prepaid, at Borrower’s option, in accordance with Sections 2.1.2(c), (d), (e) and (f).

(c)        Final Payment. On the earliest of (i) the final Payment Date with respect to each Equipment B Advance, (ii) any prepayment (to the extent permitted hereunder) of such Equipment B Advance or (iii) the termination of Equipment Line B, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, all future Scheduled Payments (except that such future Scheduled Payments shall not be payable with respect to a prepayment made pursuant to Section 2.1.2(d) or (f) below), in each case on such Equipment B Advance, and all other amounts due on such date with respect to such Equipment B Advance, plus an amount equal to the Final Payment on such Equipment B Advance.

(d)        Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If during the term of this Agreement an Event of Loss occurs, then if no Event of Default has occurred or is continuing, within ten (10) days following the Event of Loss, at Borrower’s option, Borrower shall (i) pay to Bank, with respect to the Equipment B Advance made with respect to the Financed Equipment subject to the Event of Loss, all outstanding principal, all accrued and unpaid interest to the date of the prepayment, and the Final Payment; or (ii) repair or replace any Financed Equipment subject to the Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to the Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(e)        Prepayment.    If the Equipment B Advances are voluntarily prepaid or accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) all future Scheduled Payments, (iii) the Final Payment, and (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts, in each case with respect to the Equipment B Advances being prepaid.

(f)        Prepayment Upon Sale or Trade of Finance Equipment. If, during the term of this Agreement, any item of Financed Equipment is sold or traded, then within ten (10) days following such sale or trade, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, the Final Payment, and all outstanding principal owing with respect to the Equipment B Advance made with respect to the Financed Equipment subject to such sale or trade; or (ii) provide other equipment in replacement of the sold or traded Financed Equipment, provided the replacement Financed Equipment is of equal or like value to the Financed Equipment sold or traded, is acceptable to Bank in its sole discretion, and provided further that Bank has a first priority perfected security interest in such replacement Financed Equipment.”

1.2       Section 2.2(a) (Payment of Interest on the Credit Extensions) of the Loan Agreement. Section 2.2(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(a)      Interest Rate. Subject to Section 2.2(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a per annum rate equal to the Basic Rate determined by Bank on the Funding Date for such Equipment Advance. Subject to Section 2.2(b), the principal amount outstanding for each Equipment B Advance shall accrue interest at a per annum rate equal to the Basic Rate determined by Bank on the Funding Date for such Equipment B Advance.”

1.3       Section 3.4 (Procedures for Borrowing) of the Loan Agreement. Section 3.4 of the Loan Agreement is amended and restated in its entirety to read as follows:

“3.4     Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance or Equipment B Advance set forth in this Agreement, to obtain an Equipment Advance following the Initial Equipment Advance or an Equipment B Advance following the Initial Equipment B Advance, Borrower shall deliver to Bank by electronic mail or facsimile a completed Loan Supplement, executed by a Responsible Officer or his or her designee, together with copies of invoices for the Financed Equipment and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed Funding Date. On each Funding Date, Bank shall specify in the Loan Supplement for each Equipment Advance or Equipment B Advance, as the case may be, the Basic Rate, and the Payment Dates. At Bank’s discretion, Bank shall have the opportunity to confirm that, upon filing the UCC-1 financing statement covering the Equipment described on the Loan Supplement, Bank shall have a first priority perfected security interest in such Equipment. If Borrower satisfies the conditions of each Equipment Advance or each Equipment B Advance, as the case may be, Bank shall disburse such Equipment Advance or Equipment B Advance by transfer to the deposit account designated by Borrower.”

1.4       Section 6.4 (Insurance) of the Loan Agreement. Section 6.4 of the Loan Agreement is amended to replace “Section 2.1.1(d)” with “Sections 2.1.1(d) and 2.1.2(d)”.

1.5       Section 7.1 (Dispositions) of the Loan Agreement. Section 7.1 of the Loan Agreement is amended to replace “Section 2.1.1(f)” with “Sections 2.1.1(f) and 2.1.2(f)” and to replace “Section 2.1.1(d)” with “Sections 2.1.1(d) and 2.1.2(d)”.

1.6       Section 13 (Definitions) of the Loan Agreement. Section 13 of the Loan Agreement is amended to add the following definitions in the appropriate order to preserve the alphabetical listing of the terms in such section:

““Draw Period B” is the period of time from the Second Amendment Effective Date through the earlier to occur of (a) March 31, 2011, or an Event of Default.”

““Equipment B Advance” is defined in Section 2.1.2(a).”

““Equipment Line B” is an Equipment B Advance or Equipment B Advances in an aggregate amount of $4,000,000.”

““Initial Equipment Advance” is defined in Section 2.1.1(a).

““Initial Equipment B Advance” is defined in Section 2.1.2(a).

““Second Amendment Effective Date” is April 19, 2010.”

Section 13 of the Loan Agreement is further amended by amending and restating the following definitions:

““Credit Extension” is any Equipment Advance or Equipment B Advance or any other extension of credit by Bank for Borrower’s benefit.”

““Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier of (a) the final Payment Date for such Equipment Advance or such Equipment B Advance, as the case may be, or (b) the acceleration of such Equipment Advance or such Equipment B Advance, as the case may be, equal to the Loan Amount for such Equipment Advance or such Equipment B Advance, multiplied by the Final Payment Percentage.”

““Final Payment Percentage” is, for each Equipment Advance, five percent (5.00%) and, for each Equipment B Advance, six percent (6.00%).”

““Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance or Equipment B Advance.”

““Loan Amount” in respect of each Equipment Advance is the original principal amount of such Equipment Advance and in respect of each Equipment B Advance is the original principal amount of such Equipment B Advance.”

““Loan Margin” is 165 basis points for Equipment Advances and 285 basis points for Equipment B Advances.”

““Repayment Period” as to each Equipment Advance, is a period of time equal to forty-two (42) consecutive months, and as to each Equipment B Advance, is a period of time equal to forty-eight (48) consecutive months, in either case, commencing on the first day of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first day of the month).”

1.7       Exhibit B (Loan Agreement Supplement) to the Loan Agreement. The form of Loan Agreement Supplement (Exhibit B to the Loan Agreement) is replaced in its entirety by the form of Loan Agreement Supplement attached to this Amendment as Exhibit B.

2.       BORROWER’S REPRESENTATIONS AND WARRANTIES.   Borrower represents and warrants that:

(a)    immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)    Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)    the Amended and Restated Certificate of Incorporation dated May 29, 2009 and delivered to Bank on April 2, 2010, together with the bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)    the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)    this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)    as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.       LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein, or an agreement to forbear with respect to any other breach or Event of Default thereunder, or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver of any term or condition of any Loan Document. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.     EFFECTIVENESS.   This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1       Amendment.  Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2       Board Resolutions.   Borrower shall have delivered to Bank a copy of resolutions duly adopted by Borrower’s Board of Directors authorizing and ratifying the execution, delivery, and performance by Borrower of this Amendment and approving the transactions contemplated hereby, together with a certification by Borrower’s secretary that such copy is true, correct, and complete and that such resolutions are in full force and effect.

4.3       Payment of Bank Expenses.    Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5.     COUNTERPARTS.      This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.     INTEGRATION.    This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

7.     GOVERNING LAW; VENUE.   THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:

CHEMOCENTRYX, INC. a Delaware corporation

By	/s/ Thomas J. Schall

Printed Name:	Thomas J. Schall

Title:	President and Chief Executive Officer

BANK:

SILICON VALLEY BANK

By	/s/ James Taylor

Printed Name:	James Taylor

Title:	Relationship Manager

Amendment No. 2 to Loan and Security Agreement